UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                             (AMENDMENT NO. ______)

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement
[_] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[_] Definitive additional materials
[_] Soliciting material under Rule 14a-12


                           SCBT FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



               --------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid:

     2)   Form, Schedule of Registration Statement No.:

     3)   Filing Party:

     4)   Date filed:

                           SCBT FINANCIAL CORPORATION
                               520 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To be held April 27, 2004

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company") will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m. on April 27, 2004, for the following purposes:

     (1)  To elect five directors of the Company to serve three-year terms;

     (2)  To approve the SCBT Financial Corporation Stock Incentive Plan;

     (3) To ratify the appointment of J.W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2004; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 2, 2004, are entitled to notice of and vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2003 Annual Report to Shareholders (which includes its 2003 Annual Report on Form 10-K) are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.

                                            By order of the Board of Directors

                                            /s/ James C. Hunter, Jr.
                                            ------------------------------
                                            James C. Hunter, Jr.
                                            Secretary

                           SCBT FINANCIAL CORPORATION
                               520 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2004


TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 27, 2004, for the following purposes:

     (1)   To elect five directors of the Company to serve three-year terms;

     (2) To consider a proposal to approve the SCBT Financial Corporation Stock Incentive Plan;

     (3) To ratify the appointment of J.W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2004; and

     (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only record holders of Common Stock of the Company at the close of business on March 2, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2003 Annual Report to Shareholders (which includes its 2003 Annual Report on Form 10-K) are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.



                                             By Order of the Board of Directors

                                             /s/ James C. Hunter, Jr.
                                             ----------------------------
                                             James C. Hunter, Jr.
                                             Secretary



Columbia, South Carolina
March 11, 2004

                           SCBT FINANCIAL CORPORATION
                               520 GERVAIS STREET
                         COLUMBIA, SOUTH CAROLINA 29201

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2004


     This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 27, 2004 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 15, 2004.

     The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 803-771-2265.

                                  ANNUAL REPORT

     The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing the Company's fiscal year ended December 31, 2003 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

     The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 2, 2004 (the "Record Date"), the Company had issued and outstanding 7,720,033 shares of Common Stock, which were held of record by approximately 4,900 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.



    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

     Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of the election of directors. Shareholders of the Company do not have cumulative voting rights.

     All other matters to be considered and acted upon at the Annual Meeting, including the proposals to approve the SCBT Financial Corporation Stock Incentive Plan and to ratify the appointment of J. W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; "FOR" approval of the proposal to adopt the SCBT Financial Corporation Stock Incentive Plan; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as independent auditors for the fiscal year ending December 31, 2004. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

                    SHAREHOLDER PROPOSALS AND COMMUNICATIONS

     Any shareholder of the Company desiring to present a proposal for action at the 2005 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2004 if such proposal is to be considered for inclusion in the 2004 proxy materials. Only proper proposals that are timely received will be included in the Company's 2005 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice must set forth the name of the nominee, his or her address, the number of shares of stock owned by the nominee and the name and address of the shareholder making the nomination. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

     The Company does not have a formal process by which shareholders may communicate with the board of directors. Historically, however, the Chairman of the Board has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. During the upcoming year, the Governance Committee created by the board of directors in January 2004 intends to review the Company's process for shareholder communications and to consider the adoption of a formal process by which shareholders may communicate with directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 2, 2004, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. No person is known by the Company to own more than 5% of the outstanding Common Stock.
                                    AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                 -----------------------------------------------
                                 COMMON SHARES    COMMON SHARES      PERCENT OF
                                 BENEFICIALLY      SUBJECT TO A        SHARES
NAME OF BENEFICIAL OWNER           OWNED(1)     RIGHT TO ACQUIRE(2)  OUTSTANDING
--------------------------------------------------------------------------------
Colden R. Battey, Jr. (3)           82,879            2,280            1.1%
Luther J. Battiste, III              1,467            1,150
Thomas S. Camp (4)(7)                5,060            7,242               *
Charles W. Clark (3)                60,183            2,720               *
M. Oswald Fogle                      9,892            2,020               *
Dwight W. Frierson (5)              13,350            2,950               *
John L. Gramling, Jr. (3)            4,228              500               *
Robert R. Hill, Jr. (7)             30,165            1,500               *
C. John Hipp, III (6)(8)            65,244                0               *
Robert R. Horger (3)(4)(8)          35,883            8,300               *
Richard C. Mathis (4)(7)(8)          9,671            5,175               *
Harry M. Mims, Jr.                  34,201            2,720               *
Ralph W. Norman                      6,575            2,250               *
Anne H. Oswald                         909            1,600               *
John C. Pollok (4)(7)               6,898            7,187               *
Samuel A. Rodgers                   23,871              500               *
James W. Roquemore (3)(5)           20,230            2,400               *
Thomas E. Suggs                      2,728            2,235               *
A. Dewall Waters                    30,238            2,140               *
John W. Williamson, III             48,346            1,810               *
Cathy Cox Yeadon (3)(5)             10,263            1,050               *

All directors and executive
officers as a group (24 Persons)   547,548          65, 679            7.8%
---------------------------------------
*Indicates less than one percent of the outstanding Common Stock.

(1) As reported to the Company by the directors, nominees and executive officers.
(2) Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date March 2, 2004.
(3) Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 19,852 shares; Mr. Gramling, 822 shares; Mr. Horger, 762 shares; Mr. Roquemore, 14,197 shares; Ms. Yeadon, 20,627 shares.
(4) Includes shares held as of December 31, 2003 by the Company under the Company's Employee Savings Plan, as follows: Mr. Camp, 550 shares; Mr. Horger, 1,003 shares; Mr. Mathis, 983 shares; Mr. Pollok, 1,214 shares; and all directors and executive officers, as a group, 5,380 shares.
(5) For Mr. Frierson, includes 6,385 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 9,273 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 16,746 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.
(6) Includes shares owned in partnerships that hold only the Company's stock. The partnerships require unanimous consent to vote or dispose of any shares of the stock. Partnership interests are included in the totals above, as follows: Mr. Hipp, 7,942 shares; and all directors and executive officers as a group, 14,310 shares.
(7) Includes shares of restricted stock granted to executive officers, who have full voting privileges for these shares. The shares are as follows:
        Mr. Camp, 4,400 shares; Mr. Hill, 4,400 shares; Mr. Mathis, 3,850 shares; Mr. Pollok, 3,850 shares;

        and executive officers as a group, 19,600 shares. No restricted stock shares are currently vested.
(8) Includes shares owned in Employee Stock Purchase Plan. The shares are as follows: Mr. Hipp, 86 shares; Mr. Horger, 489 shares; Mr. Mathis, 328 shares; and all executive officers as a group, 1,090 shares.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors of the Company has set the number of current directors at 16, effective at the Annual Meeting. Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, John W. Williamson, III, and Cathy Cox Yeadon, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for reelection by the shareholders. The Company's bylaws provide that no shareholder may nominate a person for election as a director of the Company unless the shareholder has notified the Secretary of the Company in writing not less than 45 days prior to the meeting at which directors are to be elected. Such notice must set forth the name of the nominee, his or her address, the number of shares of common stock owned by the nominee and the name and address of the shareholder making the nomination.

     The table below sets forth the name, age and business experience for the past five years of each nominee for director and each current director of First National Corporation.

                             YEAR FIRST          BUSINESS EXPERIENCE
NAME AND AGE              ELECTED DIRECTOR     FOR THE PAST FIVE YEARS
------------              ----------------     -----------------------

                                DIRECTOR NOMINEES WHOSE TERMS EXPIRE IN 2007

Robert R. Horger(53)            1991           Chairman of SCBT Financial
                                               Corporation and South Carolina
                                               Bank and Trust, N.A. since 1998
                                               and served as Vice Chairman of
                                               SCBT Financial Corporation and
                                               South Carolina Bank and Trust,
                                               N.A. from 1994 to 1998. Mr.
                                               Horger is an attorney with
                                               Horger, Barnwell and Reid in
                                               Orangeburg, S.C.

Harry M. Mims, Jr.(62)          1988           President of J. F. Cleckley &
                                               Company , a company engaged in
                                               site development.

James W. Roquemore(49)          1994           Chief Executive Officer, Patten
                                               Seed Company, Inc. of Lakeland,
                                               GA and General Manager of
                                               Super-Sod/Carolina, a company
                                               that produces and markets turf,
                                               grass, sod and seed.

John W. Williamson, III(55)     2001           President of J.W. Williamson
                                               Ginnery, Inc., which is a partner
                                               in Carolina Eastern-Williamson
                                               Lynchburg Grain Company and
                                               Carolina Soy. Also serves as
                                               Chairman of the Jackson
                                               Companies, which operates a
                                               camping resort, golf community,
                                               and commercial development group
                                               in Myrtle Beach, S.C.

Cathy Cox Yeadon(54)            1997           Vice President, Human Resources
                                               at Cox Industries Inc., a wood
                                               preserving company.

                                CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2006

Colden R. Battey, Jr.(68)       1999           Partner and attorney in Harvey &
                                               Battey Law Firm, Beaufort, S.C.

Charles W. Clark(54)            1993           President and owner of Santee
                                               Shores, Inc., Exit 98 Properties,
                                               L.L.C.; Golf Santee!, L.L.C. and
                                               Clark Management, L.L.C. These
                                               properties own, operate and
                                               market various businesses in the
                                               Santee, SC area.

M. Oswald Fogle(59)             2001           President and Chief Executive
                                               Officer of Decolam Inc., a
                                               company engaged in the lamination
                                               of boards and general
                                               warehousing.

Dwight W. Frierson(47)          1996           Vice Chairman of the Board, SCBT
                                               Financial Corporation and South
                                               Carolina Bank and Trust, N.A. He
                                               is also Vice President and
                                               General Manager of Coca-Cola
                                               Bottling Company of Orangeburg,
                                               S.C.

C. John Hipp, III(52)           1994           President and Chief Executive
                                               Officer of SCBT Financial
                                               Corporation and Chief Executive
                                               Officer of South Carolina Bank
                                               and Trust, N.A. since April 1994.
                                               He also served as President of
                                               South Carolina Bank and Trust,
                                               N.A. from 1994 to 2000.

Thomas E. Suggs(54)             2001           President and Chief Executive
                                               Officer of Keenan and Suggs,
                                               Inc., an insurance brokerage and
                                               consulting firm.

                                CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2005

Luther J. Battiste, III(54)     2001           Partner and attorney in the firm
                                               Johnson, Toal and Battiste, P.A.,
                                               Attorneys at Law, Columbia, S.C.
                                               and Orangeburg, S.C.

Robert R. Hill, Jr.(37)         1996           President and Chief Operating
                                               Officer of South Carolina Bank
                                               and Trust, N.A. since May 2000;
                                               served as Senior Executive Vice
                                               President and Chief Operating
                                               Officer of South Carolina Bank
                                               and Trust, N.A. from November
                                               1998 to May 2000. He served as
                                               President and Chief Executive
                                               Officer of South Carolina Bank
                                               and Trust of the Piedmont, N.A.
                                               from July 1996 to November 1998.

Ralph W. Norman(50)             1996           President of Warren Norman Co.,
                                               Inc., a real estate brokerage and
                                               development firm.

Anne H. Oswald(57)              1991           President of Oswald & Associates
                                               Realty, a real estate brokerage
                                               agency.

A. Dewall Waters(60)            1987           Partner/owner of A.D. Waters
                                               Enterprises, a partnership that
                                               owns and operates McDonald's
                                               restaurants.


* Includes service as a director of South Carolina Bank and Trust, N.A. prior to the formation of SCBT Financial Corporation in 1985.

                            COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are paid a cash retainer of $500 per calendar quarter and $500 per meeting of the bank subsidiary board of which they are a member. Members of the Executive Committee, Audit Committee, and Compensation Committee are paid additional payments of $800, $400, and $400, respectively, for each committee meeting attended. The chairmen of the Audit and Compensation Committees receive $600 per committee meeting in lieu of the corresponding amounts above. In addition, the Chairman of the Board of the Company currently receives $73,634 per year for serving in that capacity. Directors who are also officers of the Company or its subsidiaries do not receive fees for serving as a director.

     In addition, all non-employee directors of the Company are entitled to receive nonqualified stock options under the Company's 1999 Stock Option Plan, which provides for the automatic grant of options to acquire 500 shares of common stock on December 30 of each odd-numbered calendar year beginning in 1999 and ending in 2005. In addition, under the plan, nonemployee directors who serve on the following committees are entitled to receive an option to acquire the following number of shares of common stock:

                          Executive Committee       250 shares
                          Audit Committee           100 shares
                          Compensation Committee    100 shares

     If shareholders of the Company approve the SCBT Financial Corporation Stock Incentive Plan (as discussed below), the Company will not grant any additional options under the 1999 Stock Option Plan.

                      THE BOARD OF DIRECTORS AND COMMITTEES

     During 2003, the board of directors of the Company held six meetings. Each director with the exception of Samuel A. Rodgers attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

     There is no formal policy regarding attendance by directors at annual shareholder meetings. However, attendance at annual shareholder meetings has always been strongly encouraged. Last year, 16 of the 19 directors of the Company attended the 2003 annual shareholders' meeting.

     The board of directors has determined that Colden R. Battey, Jr., Luther J. Battiste, III, Charles W. Clark, M Oswald Fogle, Dwight W. Frierson, Harry Mims, Jr., Ralph W. Norman, Anne H. Oswald, James W. Roquemore, Thomas E. Suggs, A. Dewall Waters, John W. Williamson, III, and Cathy Cox Yeadon are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. Therefore, under these requirements, a majority of the members of the Company's board of directors is independent.

     The board of directors has adopted a Code of Ethics that is applicable to the Company's chief executive officer, chief financial officer, corporate controller, manager of financial reporting and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics has been filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

     The board of directors of the Company maintains audit, compensation, executive, policy and governance committees. The functions, composition and frequency of meetings for these committees during 2003 were as follows:

     Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Luther J. Battiste, III, Ralph W. Norman, and John W. Williamson, III. The board of directors has determined that M. Oswald Fogle is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002, and that Mr. Fogle also is an independent director under the independence requirements of The Nasdaq Stock Market. The audit committee held 10 meetings and one seminar in 2003 and each member attended at least 75% of those meetings. The audit committee assists the board of directors in overseeing the Company's accounting and financial reporting processes, the audits of the Company's financial statements, and the Company's systems of internal controls regarding finance and accounting. In that capacity, the audit committee selects the Company's independent auditors, reviews with the independent auditors the recommendations and results of audit engagements, maintains direct reporting responsibility and regular communication with the internal audit staff of the Company's subsidiaries, reviews the scope and the results of the audits of the Company's internal audit department and other matters pertaining to the Company's accounting and financial reporting functions, approves the services to be performed by the independent auditors and related audit and non-audit fees, and reviews the adequacy of the Company's systems of internal financial management and accounting controls.

     Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Colden R. Battey, Jr., Charles W. Clark, M. Oswald Fogle, and Harry M. Mims, Jr. The compensation committee met four times in 2003. The board of directors has determined that all members of the compensation committee are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The compensation committee evaluates the performance of the executive officers of the Company and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, and other forms of executive compensation to officers of the Company.

     Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Colden R. Battey, Jr., Charles W. Clark, Dwight W. Frierson,
C. John Hipp, III , Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company. Prior to the creation of the governance committee in January 2004 (as discussed below), the executive committee acted as a nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The board of directors has determined that all members of the executive committee, other than Robert R. Horger and C. John Hipp, III who are officers of the Company, are independent directors under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The executive committee met 23 times in 2003.

     Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr., Charles W. Clark, C. John Hipp, III, Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The primary purpose of the policy committee is to recommend new policies and review present policies or policy updates and changes. The policy committee met three times in 2003.

     Governance Committee - In January 2004, the board of directors created the governance committee, which currently is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr. and Ralph W. Norman. The board of directors has determined that all members of the governance committee are independent directors under the independence requirements of

The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The governance committee will act as the nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The governance committee will also periodically review and, where appropriate, recommend changes to the Company's corporate governance requirements and guidelines. The governance committee currently is in the process of creating a charter for consideration by the full board of directors. The governance committee also intends to review, among other things, the process by which nominees for director are identified, evaluated and selected and the qualifications that director nominees should possess. The Company currently does not have a formal process by which shareholders can recommend a nominee for director because there has not been a perceived need for such a policy. However, the governance committee will evaluate the need for such a policy as part of its review of the process by which nominees for director are selected.

                  PROPOSAL TO APPROVE THE STOCK INCENTIVE PLAN

     At the Annual Meeting, shareholders of the Company will be asked to vote on a proposal to approve the SCBT Financial Corporation Stock Incentive Plan (the "2004 Plan"), which has been approved by the board of directors of the Company. The 2004 Plan will replace the 1999 Stock Option Plan approved by shareholders of the Company in July 1999 (the "1999 Plan"), although outstanding options granted under the 1999 Plan will continue to be outstanding and governed by the provisions of the 1999 Plan. The 1999 Plan currently has less than 99,000 shares available for grant. If the 2004 Plan is approved by shareholders, the Company will not grant any additional options under the 1999 Plan.

     The purpose of the 2004 Plan is to help the Company attract and retain directors, officers and employees, to motivate these persons by means of appropriate incentives to achieve goals of the Company, and to provide incentive compensation opportunities that are competitive with those of similar companies. The plan is intended to assist the Company in securing and retaining the service of directors, officers and employees by enabling them to participate in the future success and growth of the Company and to associate their interests with those of the Company.

     The 2004 Plan allows grants and awards through January 15, 2014 (except that "reload options," which are described below, may be granted in connection with options that are exercised after January 15, 2014). A summary of the 2004 Plan appears below. This summary is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement.

PLAN ADMINISTRATION

     The 2004 Plan will be administered by the compensation committee of the board of directors or such other committee as the board of directors may designate. The committee currently consists of directors of the Company who are independent under the independence requirements of The Nasdaq Stock Market applicable to directors who do not serve on the audit committee. The committee is authorized to make grants and awards pursuant to the terms of the plan, to select eligible individuals to receive grants and awards, to determine the number of shares of Common Stock to be covered by each grant and award, to determine the terms and conditions of each grant and award, and to modify, amend or adjust the terms and conditions of any grant and award. The committee also is authorized to adopt, alter or repeal administrative rules, guidelines and practices regarding the 2004 Plan, to interpret the terms and provisions of the plan and any grant or award under the plan, and to otherwise supervise the administration of the plan. All decisions made by the committee will be final and binding. Any authority granted to the committee may also be exercised by the board of directors, and to the extent any action taken by the board of directors conflicts with an action taken by the committee, the action by the board of directors will control.

ELIGIBILITY

     Each director, officer and employee of the Company and its subsidiaries who is or will be responsible for or contribute to the management, growth or profitability of the Company may participate in the plan. At December 31, 2003, there were 584 directors, officers and employees engaged by the Company and its subsidiaries. The committee will select the individuals to whom grants or awards will be issued under the plan. Grants and awards under the 2004 Plan will not give the recipient the right to continue to be a director, officer or employee of the Company.

GRANTS AND AWARDS

     The 2004 Plan permits the Company to grant options and stock appreciation rights (or "SARs") and to award shares of Common Stock, restricted stock and phantom stock. Subject to the terms of the plan, each grant and award will be subject to such terms, conditions, restrictions and contingencies as the committee may determine. No grant or award made under the plan will be required to be funded, and the Company will not be required to segregate any assets that may be represented by an outstanding grant or award.

STOCK OPTIONS AND SARS

     The 2004 Plan permits the committee to grant stock options and SARs. An option will entitle the holder to purchase from the Company a specified number of shares of Common Stock at the price established at the time the option is granted. A SAR will entitle the holder to receive, with respect to each share of Common Stock covered by the SAR, the amount by which the fair market value of one share of Common Stock at the time of exercise exceeds the fair market value of one share of Common Stock on the date of grant. In the discretion of the committee, the amount payable as a result of the exercise of an option or SAR may be settled in cash, shares of Common Stock or a combination thereof as the committee may determine. An option may be granted with or without a related SAR, and a SAR may be granted with or without a related option.

     At the time an option is granted, the committee will designate the option as an "incentive stock option" or a "nonqualified stock option." "Incentive stock options" are options intended to qualify as incentive stock options under
Section 422 of the Internal Revenue Code of 1986, whereas "nonqualified stock options" are options that will not qualify for such treatment. Only officers and employees may receive incentive stock options. No option intended to be an incentive stock option will be invalid for failure to qualify as an incentive stock option, and any option designated as an incentive stock option that does not qualify for such treatment will be treated as a nonqualified stock option.

     The federal income tax treatment of incentive stock options generally is more favorable to optionees than is the treatment of a nonqualified option. It is also less favorable to the Company because the Company generally will not receive a tax deduction with respect to incentive stock options. Under current law, no one may receive incentive stock options that first become exercisable during any calendar year into a number of shares of Common Stock having a fair market value (on the date of grant) in excess of $100,000. See "Federal Income Tax Treatment" below.

     At the time of grant, the committee will specify the number of shares of Common Stock subject to an option or SAR, the exercise price thereof and the terms and conditions of the award. In the case of an option designated as an incentive stock option, the price per share may not be less than the fair market value of a share of Common Stock on the date of grant. Under the plan, "fair market value" generally is defined as the closing sale price of a share of Common Stock on the date in question on the principal stock market on which the Common Stock is then traded or, if not traded on that day, on the next preceding day on which the Common Stock was traded. If the Common Stock is not then traded on the American Stock Exchange, NASDAQ National Market or New York Stock Exchange, fair market value will be determined by the committee after taking into account such factors as it deems appropriate.

     The period during which an option or SAR may be exercised will be determined by the committee at the time of grant, except that an incentive stock option and related SAR may not be exercisable after the expiration of 10 years from the date of grant. Options and SARs may not be transferred except by will or the laws of descent and distribution.

     An option or SAR may be exercised in whole or in part at such times and in compliance with such requirements as the committee determines. The exercise of an option will result in the termination of any related SAR to the extent of the number of shares with respect to which the option is exercised, and the exercise of an SAR will result in the termination of any related option to the extent of the number of shares with respect to which the SAR is exercised.

     Payment of the exercise price for options and SARs must be in cash or, if the committee consents, by surrendering already owned shares of Common Stock having a fair market value equal to the portion of the exercise price being paid in shares. In addition, if permitted by applicable laws and regulations, the Company may permit an optionee to exercise his option by means of "cashless exercise." Cashless exercise is a procedure under which the optionee may deliver to his broker instructions to exercise the option and sell a sufficient number of shares of Common Stock to cover the costs and expenses associated with the exercise. No participant will have any rights as a shareholder with respect to shares subject to an option or SAR until the date he exercises such option or SAR and such shares have been issued.

RELOAD OPTIONS

     Under the plan, the committee may specify, at the time of grant of a stock option, that the optionee will be granted the right to a further nonqualified stock option (a "reload option") if the optionee exercises all or part of the original option by surrendering shares of Common Stock in full or partial payment of the exercise price. A reload option will be granted automatically on the date of exercise of the original option, will cover the number of shares of Common Stock surrendered in payment of the exercise price for the original option, will have an exercise price equal to the fair market value of shares of Common Stock on the date of grant, will expire on the stated expiration date of the original option, and will be subject to such other terms and conditions as the committee may determine.

COMMON STOCK AND RESTRICTED STOCK AWARDS

     The 2004 Plan permits the committee to award shares of Common Stock or restricted stock to eligible individuals. Common Stock awards will be free of forfeiture provisions and restrictions on transferability. In contrast, restricted stock awards will represent shares of Common Stock that are forfeitable or otherwise restricted for a period of time or until certain financial performance objectives are satisfied, as determined by the committee. An individual who receives a Common Stock or restricted stock award generally will have all rights of a shareholder with respect to the shares, including the right to receive dividends and to vote the shares. However, shares of restricted stock may not be sold, transferred, pledged or otherwise disposed of until the transfer restrictions lapse.

PHANTOM STOCK AWARDS

     The 2004 Plan permits the committee to award "phantom stock" to eligible individuals. In general, "phantom stock" is a bookkeeping entry made by the Company on behalf of a participant by which a participant's account is credited (but not necessarily funded) with the dollar amount attributable to the value of a specified number of shares of Common Stock. At the time of a phantom stock award, the committee will specify the number of shares of Common Stock covered by a phantom stock award and the terms and conditions under which the holder's right to receive payment for the phantom stock will vest.

     Phantom stock awards may be settled in cash, shares of Common Stock or a combination of both as the committee determines. A participant who has received a phantom stock award will not have any rights of a shareholder with respect to these shares. However, the terms of a phantom stock award may provide for the crediting of a participant's account for the amount of cash or stock dividends declared with respect to shares of Common Stock represented by such award. Phantom stock awards may not be transferred except by will or the laws of descent and distribution.

SHARES AVAILABLE FOR PLAN

     There are 600,000 shares of Common Stock of the Company available under the 2004 Plan. At March 2, 2004, the closing sales price of the Common Stock was $32.65 per share, as reported by the American Stock Exchange. In the event of a corporate transaction involving the Company (including a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, statutory share exchange, split-up, spin-off, or other combination or exchange of shares), the committee may make such adjustments as are necessary to preserve the benefits or potential benefits of grants and awards under the plan. These adjustments may include (i) adjusting the number and kind of shares that may be delivered under the plan, (ii) adjusting the number and kind of shares subject to outstanding grants and awards, (iii) adjusting the exercise price of outstanding options and SARs and (iv) making any other adjustments that the committee determines to be equitable.

     If any grants or awards are forfeited, terminate or fail to vest before the holder receives the unrestricted benefit of ownership of the underlying Common Stock (other than voting rights and the right to receive dividends, with respect to shares of restricted stock), or if any option or SAR terminates without being exercised or any phantom stock award payable in shares of Common Stock terminates without being settled, or if any grant or award is paid in cash, then the shares of Common Stock subject to such grants and awards will be available for additional grants and awards under the 2004 Plan. Grants and awards payable solely in cash will not reduce the number of shares of Common Stock available for grants and awards under the plan. For grants and awards that are intended to be "performance-based compensation" under Section 162(m) of the Internal Revenue Code, no more than 50,000 shares of Common Stock may be subject to such grants and awards made to any one individual during any calendar-year period.

CHANGE OF CONTROL

     Under the terms of the 2004 Plan, immediately prior to consummation of a "change of control," all outstanding options and SARs will become fully exercisable, all outstanding restricted stock will become fully vested and transferable, and all outstanding phantom stock will become fully vested and payable in full. In addition, unless otherwise determined by the committee, immediately after a change of control in which the Company is not the surviving entity, all outstanding options and SARs will terminate and all phantom stock awards will be settled in cash as soon as practicable. The committee will establish such terms and conditions as may be required to permit a participant to exercise an option or SAR that terminates upon a change of control.

     The Committee may, in connection with a change of control, (i) cancel any outstanding options or SARs and cause the Company to pay to the participant an amount in cash or securities having a value equal to the product of (x) the number of shares of Common Stock subject to the option or SAR and (y) the amount by which (I) the formula or fixed price per share paid to holders of Common Stock pursuant to such change of control (if applicable) exceeds (II) the exercise price of the option or

SAR; and (ii) cancel any outstanding phantom stock and cause the Company to pay to the participant cash or securities having a value equal to the product of (x) the number of shares of Common Stock covered by the phantom stock award and (y) the formula or fixed price per share paid to holders of Common Stock pursuant to the change of control (if applicable).

     Under the 2004 Plan, a "change of control" will be deemed to have taken place if:

     o a third person or group of persons acting together, other than a tax-qualified retirement plan maintained by the Company, becomes the beneficial owner of 20% or more of the outstanding shares of capital stock of the Company;

     o there is any merger, share exchange, consolidation or reorganization to which the Company is a party, and pursuant to which the Company is not the surviving entity, or the Company or South Carolina Bank and Trust, N.A., a subsidiary of the Company, sells all or substantially all of its assets; or

     o there occurs a change of control of the Company of the nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended.

AMENDMENT

     The board of directors of the Company may amend or terminate the 2004 Plan. However, no amendment may become effective until shareholder approval is obtained if the amendment would (a) materially increase the aggregate number of shares of Common Stock that may be issued under the plan, (b) materially increase the benefits to participants under the plan or (c) materially change the class of individuals eligible to become participants under the plan. In addition, no amendment to the plan may become effective until shareholder approval is obtained if such approval is required by the rules and regulations of the stock market on which shares of Common Stock are then traded or otherwise required by applicable law.

     The committee also may amend the terms of any grant or award under the plan, prospectively or retrospectively, and include in such amendment the right to pay a participant cash in lieu of shares of Common Stock upon the exercise of an option. However, no such amendment may impair the rights of a participant without his consent, except to the extent necessary to qualify for an exemption under Rule 16b-3 under the Securities Exchange Act of 1934.

FEDERAL INCOME TAX TREATMENT

     The federal income tax consequences of grants and awards under the 2004 Plan are summarized below.

INCENTIVE STOCK OPTIONS

     An employee who is granted an incentive stock option will not be subject to federal income tax upon the grant or exercise of the option. (However, upon exercise of an incentive stock option, the difference between the fair market value of the shares at that time and the exercise price may be a tax preference item and may cause the optionee to be subject to the alternative minimum tax.) The Company generally will not be entitled to a tax deduction for incentive stock options. If shares acquired upon exercise of an incentive stock option are held for more than two years after the date of grant and one year after the date of exercise of the underlying option, then the optionee will recognize capital gain or loss on the sale of the shares in an amount equal to the difference between the fair market value of the shares at the time of sale and the option price. If shares are sold before the expiration of these required holding periods, then the option will be treated as a nonqualified stock option.

NONQUALIFIED STOCK OPTIONS

     A participant who is granted a nonqualified stock option generally will not recognize any taxable income at the time of grant but will, upon exercise, recognize ordinary income equal to the amount by which the fair market value of the shares on the date of exercise exceeds the option price. Upon sale of such shares, any difference between the sales price and the optionee's basis in the shares will be treated as capital gain or loss. In general, an optionee's basis in shares acquired upon exercise of a nonqualified stock option will be equal to the option price plus the amount of ordinary income recognized upon exercise of the option. The Company generally may claim a tax deduction in the amount of the taxable ordinary income realized by the optionee in connection with the exercise of a nonqualified stock option.

STOCK APPRECIATION RIGHTS

     SARs will not result in taxable income to the recipient or a tax deduction for the Company at the time of grant. The exercise of a SAR will result in ordinary income to the holder and a tax deduction to the Company in an amount equal to any cash paid or the fair market value of any shares issued to the holder of the SAR.

COMMON STOCK AND RESTRICTED STOCK AWARDS

     The fair market value of Common Stock awards made without any restriction will be taxed as ordinary income to the recipient and will be deductible by the Company at the time of the award. Unless the recipient of a restricted stock award makes an election under Section 83(b) of the Internal Revenue Code (discussed below), the recipient generally will not be taxed at the time of a restricted stock award, and the Company will not be entitled to a deduction at that time. Instead, the recipient will recognize ordinary income as his restricted shares become nonforfeitable and freely transferable in an amount equal to the value of the shares at that time. The Company will be entitled to a deduction at that time in an amount equal to the ordinary income recognized by the recipient.

     A recipient of a restricted stock award may make an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income when the shares are awarded in an amount equal to the value of the shares at that time. If this election is made, the recipient of a restricted stock award will recognize ordinary income equal to the value of the award at the time of the award, and the Company will be entitled to a deduction at that time in the same amount.

     If shares of Common Stock or restricted stock are sold, the holder will recognize capital gain or loss in an amount equal to the difference between the sales price and his basis in the shares being sold. A recipient's basis in his shares of Common Stock or restricted stock generally will be the amount of ordinary income that the holder recognizes in respect of these shares.

TAX WITHHOLDING

     The committee may condition the delivery of any shares or other benefits under the plan on satisfaction of all applicable withholding obligations. The committee may permit withholding obligations to be satisfied in cash or shares of Common Stock.

ESTIMATE OF BENEFITS

    The Company currently is not able to estimate the number or terms of grants and awards that may be made under the 2004 Plan. However, the number of options granted by the Company during 2003 under the 1999 Plan (which will be replaced by the 2004 Plan), and the number of restricted share awards made by the Company during 2003, are as follows:

                                                      Number of       Shares of
                                                    Shares Covered    Restricted
          Name and Position                        by Stock Options     Stock
--------------------------------------------------------------------------------

C. John Hipp, III                                       10,000            --
  President and Chief Executive Officer

Robert R. Hill, Jr.                                      6,000            --
  President and COO
  South Carolina Bank and Trust, N.A.

Thomas S. Camp                                           4,000            --
  President and CEO
  South Carolina Bank and Trust of the Piedmont, N.A.

John C. Pollok                                           4,000            --
  Senior Executive Vice President and Chief
   Administrative Officer

Richard C. Mathis                                        4,200            --
  Executive Vice President and Chief
  Financial Officer

All executive officers as a group                       37,100          2,000

All non-employee directors as a group                   12,600            --

All employees (including executive officers)
  as a group                                            83,650          2,000

In addition, each nominee for director at the Annual Meeting other than Robert
R. Horger received an option to acquire between 500 to 850 shares of Common Stock under the 1999 Plan during 2003. No options or restricted share awards were granted during 2003 to any associate of any director, nominee for director or executive officer. Except as shown in the table above, no other person received more than five percent of the total number of options and restricted share awards awarded during 2003.

     The following table sets forth information about the Company's outstanding equity compensation plans as of December 31, 2003:

---------------------------------------------------------------------------------------------
                                                                         Number of securities
                                                                         remaining available
                                                                         for future issuance
                        Number of securities                                under equity
                         to be issued upon        Weighted-average       compensation plans
                            exercise of          exercise price of      (excluding securities
                        outstanding options,    outstanding options,         reflected in
  Plan Category         warrants and rights     warrants and rights           column (a))
---------------------------------------------------------------------------------------------
Equity compensation
 plans approved by
 security holders             292,515                 $19.95                   452,157
---------------------------------------------------------------------------------------------
Equity compensation
 plans not approved
 by security holders             --                      --                        --
---------------------------------------------------------------------------------------------
Total                         292,515                 $19.95                   452,157
---------------------------------------------------------------------------------------------

     Included within the 452,157 number of securities available for future issuance in the table above is a total of 285,000 shares remaining from the authorized total of 300,000 under the Company's Employee Stock Purchase Plan.


VOTE REQUIRED

    Approval of the 2004 Plan will require that the number of votes cast "for" exceeds the number of votes cast "against" the proposal at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ("FOR") THE 2004 PLAN.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated current and long-term compensation for the Chief Executive Officer of the Company and the four most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL                    LONG TERM
                                            COMPENSATION(1)           COMPENSATION AWARDS
                                            ---------------           -------------------
                                                                                    SECURITIES
                                                                  RESTRICTED        UNDERLYING      ALL OTHER
     PRINCIPAL POSITION          YEAR     SALARY     BONUS(2)    STOCK AWARDS(3)    OPTIONS(#)    COMPENSATION(4)
     ------------------------------------------------------------------------------------------------------------
     C. John Hipp, III           2003    $280,000    $73,589             -            10,000          $6,274
     President and Chief         2002     262,150     87,590             -            10,560           6,502
     Executive Officer           2001     251,466     94,113             -            10,560           5,737

     Robert R. Hill, Jr.         2003    $184,000    $57,600             -             6,000          $5,174
     President and COO           2002     171,120     61,482        $107,600           6,600           5,506
     South Carolina              2001     164,597     59,802             -             5,720           4,726
     Bank and Trust, N.A.

     Thomas S. Camp              2003    $164,000    $61,635             -             4,000          $4,712
     President and CEO           2002     152,280     72,952        $107,600           4,400           4,015
     South Carolina Bank         2001     145,157     77,329             -             2,750           3,758
     and Trust of the
     Piedmont, N.A.

     John C. Pollok              2003    $156,154    $63,600             -             4,000          $4,406
     Senior Executive Vice       2002     135,890     54,118        $94,150            3,850           4,015
     President and               2001     127,200     49,358             -             2,750           3,789
     Chief Administrative
     Officer

     Richard C. Mathis           2003    $158,000    $40,900             -             4,200          $4,443
     Executive Vice              2002     146,590     49,836        $94,150            4,400           4,331
     President and               2001     128,739     41,739             -             2,200           3,789
     Chief Financial Officer

(1) Perquisites and personal benefits did not exceed the lesser of $50,000 or 10% of total salary plus bonus.

(2) The Company's subsidiaries maintain incentive compensation plans. Amounts payable under the incentive compensation plans are most commonly based on the particular subsidiary's performance in terms of its return on equity for any calendar year. The Compensation Committee sets performance goals at the beginning of any calendar year. The board of directors, however, has the discretion to change during any year the performance goals, payment amounts and other requirements of the incentive compensation plans. The incentive compensation plans create incentive reserves containing a specified percentage of the banks' income over the income needed for a targeted percentage return on equity for the calendar year. Amounts paid into an incentive pool are distributed to participating employees based on the individual employee's merit and salary level.

     Additionally, the executive officers participate in an incentive plan that provides cash incentive payments based on the executive's performance in accomplishing specific goals. These payments are derived from a pool of funds established by the Compensation Committee at tiered levels based on meeting and exceeding planned net income targets and other corporate strategic objectives.

(3) The Company did not grant any shares of restricted stock to the executive officers named above during 2003 or 2001. Holders of restricted stock are entitled to receive dividends on these shares as declared and paid by the Company. The number and market value of shares of restricted stock held by the officers named above at December 31, 2003, were as follows: Mr Hill - 4,400 shares ($132,044); Mr. Camp - 4,400 shares ($132,044); Mr. Pollok -
     3,850 shares ($115,539); and Mr. Mathis - 3,850 shares ($115,539).

(4) Includes contributions by the Company's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by the Company's subsidiaries for the benefit of the named executive officers as follows:

                                 EMPLOYEE SAVINGS PLAN   LIFE INSURANCE PREMIUMS
                                 ---------------------   -----------------------

C. John Hipp, III        2003           $ 4,000                   $2,274
                         2002             4,000                    2,502
                         2001             3,400                    2,337

Robert R. Hill, Jr.      2003           $ 3,680                  $ 1,494
                         2002             3,422                    1,634
                         2001             3,200                    1,526

Thomas S. Camp           2003           $ 3,280                  $ 1,332
                         2002             3,046                    1,453
                         2001             2,806                    1,259

John C. Pollok           2003           $ 3,123                  $ 1,283
                         2002             2,718                    1,297
                         2001             2,544                    1,214

Richard C. Mathis        2003           $ 3,160                  $ 1,283
                         2002             2,932                    1,399
                         2001             2,575                    1,214

     The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all employees.

                              EMPLOYMENT AGREEMENTS

     In September 1999, C. John Hipp, III, entered into an amended and restated employment and noncompetition agreement with the Company providing for his employment as President and Chief Executive Officer of the Company. The term of the amended agreement began September 30, 1999 and continues for three years. The agreement provides that on each anniversary date beginning September 30, 2000, the term shall be extended for one year (so that on each anniversary date the term will be three years), unless at least 60 days prior to any anniversary date either Mr. Hipp or the Company gives to the other notice in writing of non-renewal. The agreement provides for compensation for Mr. Hipp at the 1999 level or a greater rate set by the board of directors or by a committee appointed by the board of directors, plus fringe benefits and reimbursement of expenses. If Mr. Hipp's employment is terminated for any reason by either Mr. Hipp or by the Company following a change in control and while this agreement is in effect, Mr. Hipp will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "Base Amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in a lump sum at Mr. Hipp's discretion. If Mr. Hipp is terminated without cause or because of death or disability, Mr. Hipp (or his estate) will be entitled to be paid his then current base salary plus health and dental insurance coverages for a period of one year from the date of such termination. During his employment and for 12 months following any termination described above, Mr. Hipp has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

     All of the other executive officers named in the Summary Compensation Table and certain other executive officers have entered into employment agreements with the Company. These agreements generally have a term of five years and provide that such executive officers shall be entitled to receive their base salaries and health benefits for a period of six months if their employment with the Company is terminated without cause. These agreements further provide that, upon a change in control of the Company, these executive officers will be entitled to receive their base salaries generally for a period of at least two years if their employment is terminated following such change in control.

                             RESTRICTED STOCK AWARDS

     From time to time, the Company has awarded shares of restricted stock to its executive officers. These shares generally vest subject to the continued employment of the officer as follows: a) 25% of the shares vest free of restrictions on the third anniversary of the date of grant; b) 25% of the shares vest free of restrictions on the fifth anniversary of the date of grant; and c) 50% of the shares vest free of restrictions on the seventh anniversary of the date of grant. An officer's interest in any non-vested shares would terminate upon the termination of the officer's employment with the Company for any reason. However, all restricted shares will fully vest if there is a change of control of the Company or an officer dies while employed by the Company. Unless an officer's interest in any restricted shares terminates, each officer generally has the right to vote restricted shares and to receive dividends paid on the shares. The number of restricted shares issued to the named executive officers during 2003, 2002 and 2001 is set forth in the preceding Summary Compensation Table.

                                  STOCK OPTIONS

     The following table provides information concerning stock options exercised by the named executives in 2003 and the value of options held by each executive at December 31, 2003.

     AGGREGATED OPTION EXERCISES DURING 2003 AND YEAR END 2003 OPTION VALUES

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING                         VALUE OF
                                                                UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                            SHARES                              AT FISCAL YEAR-END(2)             AT FISCAL YEAR-END(3)
                          ACQUIRED ON        VALUE              ---------------------             ---------------------
EXECUTIVE OFFICER         EXERCISE(#)    REALIZED($)(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
C. John Hipp, III             --               --             15,840            25,840         $ 201,643        $ 272,506
Robert R. Hill, Jr.           --               --              8,800            15,240           111,965          159,106
Thomas S. Camp                --               --              3,960             9,170            52,069           92,351
John C. Pollok                --               --              3,987             8,813            51,944           87,756
Richard C. Mathis           1,925          $24,899             2,475             9,975            33,881          104,065

(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year end 2003. The number of shares subject to options which were exercisable and unexercisable at year end 2003 is displayed. The number of options granted has been adjusted to reflect all stock splits and stock dividends.

(3) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated executive officers at December 31, 2003. Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2003 of shares of stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $30.01 per share fair market value of the stock at December 31, 2003 and the exercise or base price of the shares subject to the underlying options. The value of shares subject to options that are exercisable and unexercisable at December 31, 2003 is displayed.

     The following table provides information concerning the grant of stock options during 2003 to the named executives.

                              OPTION GRANTS IN 2003

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                             PERCENT OF TOTAL                                   ANNUAL RATES OF STOCK PRICE
                     NUMBER OF SECURITIES    OPTIONS GRANTED    EXERCISE OR                   APPRECIATION FOR OPTION TERM(3)
                      UNDERLYING OPTIONS     TO EMPLOYEES IN     BASE PRICE     EXPIRATION    -------------------------------
EXECUTIVE OFFICER        GRANTED(#)(1)         FISCAL YEAR      ($/SHARE)(2)       DATE              5%               10%
-----------------------------------------------------------------------------------------------------------------------------
C. John Hipp, III           10,000                11.95%           $24.40        1/3/2013        $153,450          $388,873
Robert R. Hill, Jr.          6,000                 7.17             24.40        1/3/2013          92,070           233,324
Thomas S. Camp               4,000                 4.78             24.40        1/3/2013          61,380           155,549
John C. Pollok               4,000                 4.78             24.40        1/3/2013          61,380           155,549
Richard C. Mathis            4,200                 5.02             24.40        1/3/2013          64,449           163,327

(1) All stock options become exercisable over a four-year period in 25% annual increments.

(2) The exercise price equals the market price of the Company's common stock on the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's Compensation Committee is required to provide the Company's shareholders with a report discussing the Compensation Committee's policies in establishing compensation for the Company's executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to the Company's Chief Executive Officer was based.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. Annual compensation for the Chief Executive Officer (and other executive officers) consists of three elements.

     o A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation comparable to that provided to key executives of other financial institutions of similar size and performance.

     o A short-term cash incentive program that is directly linked to individual performance and the Company's soundness, financial performance, and growth.

     o A long-term incentive program that provides stock options and, in certain cases, shares of restricted stock to executive officers. Such awards provide an incentive that focuses the executive's attention on managing the Company from the perspective of a shareholder with an equity stake in the business. The economic value of any such award is directly tied to the future performance of the Company's stock and will provide value to the recipient when the price of the Company's stock increases over time.

     For the Company's key executives, base salary is targeted to approximate average salaries for individuals in similar positions with similar levels of responsibilities who are employed by other banking organizations of similar size and financial performance. During 2003, the Company increased the Chief Executive Officer's base salary by 6.81%. The compensation committee determined that the 6.81% increase in the Chief Executive Officer's base salary, in combination with the cash and stock incentive programs available, was appropriate in light of two primary factors. The first factor was a desire of the board of directors to provide the Chief Executive Officer with a base salary that, combined with other components of total compensation, is comparable to that paid on average by other banking organizations of similar size and financial performance. The Company periodically participates in local, state and other salary/compensation surveys and has access to other published salary/compensation data. The compensation committee annually reviews national, regional, statewide and local peer group salary data (to the extent available) to assist it in setting appropriate levels of the Chief Executive Officer's and other executive officers' base salaries. A second factor considered by the Compensation Committee in setting and adjusting base salary was the Company's 2002 accomplishment of a 14.09% return on average equity and the accomplishment of other financial objectives. These performance indicators are updated annually, where needed, to help determine the increase in the key executives' base salary and is also used to help determine the annual cash incentive, as described below.

     The Company has also established short-term cash incentive plans for its subsidiaries. Under the primary plan, all wage and salaried employees of a sponsoring subsidiary are eligible to participate after meeting tenure requirements. For purposes of determining the cash incentive payable under the plan, performance is measured based on return on equity. At the beginning of each year, the Compensation Committee sets performance goals expressed as target returns on equity percentages. The board of directors, at its discretion, retains the flexibility to change performance goals, bonus amounts and requirements of the plan during the year. Incentive reserves are established by setting aside appropriate percentages of net income above the target returns on equity for the calendar year. Amounts paid into the incentive reserves are distributed to wage and salaried employees based on their wage and salary level and performance, which is measured by their semiannual evaluation rating.

     Additionally, the Company has established a performance-based executive officer incentive plan that may provide cash incentive payments based on executives' performance in accomplishing specific individual goals, which may include certain measures of soundness, profitability and growth, and the Company's attaining certain net income levels. The Compensation Committee may establish a pool of funds for payments to executives at tiered levels based on meeting and exceeding such targets.

     For key executives, the annual cash incentive during the years 2003, 2002, and 2001 ranged from approximately 26% to 53% of normal base salary for full-year participants. This means that up to approximately one-third of annual compensation was variable, could fluctuate significantly from year to year, and was directly and indirectly tied to business and individual performance.

     The Company from time to time also grants options and shares of restricted stock to its executive officers. These stockbased incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options and restricted shares granted to executive officers during any given year is based on a number of factors, including seniority and job responsibilities, the amount of awards made in prior years, and industry information regarding stock-based awards received by officers employed by comparable companies. Please refer to the Summary Compensation Table for a listing of stock options and restricted shares granted to the listed executives in 2003, 2002, and 2001.

     This report is provided as a summary of current practice with regard to the annual compensation review and authorization of executive officer compensation, and with respect to specific action taken for the Chief Executive Officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.

                           o COMPENSATION COMMITTEE o

A. Dewall Waters, Chairman     Colden R. Battey, Jr.    Charles W. Clark

                  M. Oswald Fogle          Harry M. Mims, Jr.


                          DEFINED BENEFIT PENSION PLAN

     South Carolina Bank and Trust, N.A. maintains for the Company a noncontributory, defined benefit pension plan covering its employees, including the Company's executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2003. The benefits shown are computed on a single life only annuity basis.

--------------------------------------------------------------------------------
            EMPLOYEES' PENSION PLAN OF SOUTH CAROLINA BANK AND TRUST
                      ESTIMATED ANNUAL RETIREMENT BENEFITS
           (FOR AN EMPLOYEE WHOSE NORMAL RETIREMENT DATE IS 1/1/2004)

                                Years of Service
--------------------------------------------------------------------------------
     FAC*          10 Years         20 Years         30 Years         40 Years
--------------------------------------------------------------------------------
  $ 30,000          $ 2,700          $ 5,400          $ 8,100          $ 9,450
    50,000            4,825            9,650           14,475           16,888
    70,000            7,925           15,850           23,775           27,738
   100,000           12,575           25,150           37,725           44,013
   150,000           20,325           40,650           60,975           71,138
   200,000           28,075           56,150           84,225           98,263
   250,000           28,075           56,150           84,225           98,263
   300,000           28,075           56,150           84,225           98,263
   350,000           28,075           56,150           84,225           98,263
   400,000           28,075           56,150           84,225           98,263
--------------------------------------------------------------------------------
  *FAC: Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.
--------------------------------------------------------------------------------

     Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. The amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, social security covered compensation is currently set at $36,000 for an employee whose normal retirement date is January 1, 2004. A participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. A participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan used the following definition of participant compensation during 2003: W-2 earnings, including bonuses, overtime and commissions, but excluding employer contributions to employee benefit plans, as limited by
Section 401 (a)(17) of the Internal Revenue Code. However, the Company's board of directors has determined that, beginning in April 2004 and going forward, participant compensation will be defined as above except that only 75% of bonuses and 50% of commissions, instead of total bonuses and total commissions, will be included.

     The executive officer compensation used for purposes of computing executive officer benefits under the pension plan is approximately the same as that shown in the Summary Compensation Table under Annual Compensation, plus the value of Restricted Stock Awards during the year in which the awards vest. As of December 31, 2003 the named executive officers had accumulated the following years of credited service toward retirement: Mr. Hipp, 10 years credited service; Mr. Hill, 8 years credited service; Mr. Camp, 5 years credited service; Mr. Pollok, 7 years credited service; and Mr. Mathis, 3 years credited service.

                          SHAREHOLDER PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return with a performance indicator of the overall stock market and published industry indices. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2003 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, the Company's compensation committee uses, among other considerations, return on equity in helping to determine short-term cash incentive program awards.

     The performance graph below compares the Company's cumulative total return over the most recent five year period with the AMEX Major Market Index, a broad stock market performance index for the exchange on which the Company's stock was listed during 2003, NASDAQ - Total U.S. Market (the Company's stock began trading on The NASDAQ National Market on March 9, 2004) and the SNL Southeast Bank Index, a banking industry performance index for the southeastern United States. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock.

                           SCBT FINANCIAL CORPORATION
                                PERFORMANCE CHART
                              [GRAPH APPEARS HERE]



SNL Financial LC
(C)2004


                                                   PERIOD ENDING
                             ----------------------------------------------------------
INDEX                        12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03
---------------------------------------------------------------------------------------
SCBT Financial Corporation    100.00     81.53     49.37     75.04    105.20    134.84
AMEX Major Market Index       100.00    119.71    112.82    109.94     96.69    119.53
NASDAQ - Total US             100.00    185.95    113.19     89.65     61.67     92.90
SNL Southeast Bank Index      100.00     78.69     79.01     98.44    108.74    136.55



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's banking subsidiaries have loan and deposit relationships with some of the directors of the Company and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

     Robert R. Horger, Chairman of the Board of the Company, and Colden R. Battey, Jr., a director and member of the Policy and Compensation Committees, are partners in the in the law firms of Horger, Barnwell & Reid and Harvey and Battey, PA, respectively, both of which South Carolina Bank and Trust, N.A. engaged as counsel during 2003 and may engage during the current fiscal year. Additionally, Mr. Battey has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A. in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $136,800.

     Thomas E. Suggs, a director and member of the Policy Committee, is President and CEO of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2003 and will use during the current fiscal year as an insurance broker for certain policies.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In accordance with Section 16(a) of the Securities and Exchange Commission Act of 1934, SCBT Financial Corporation's directors and executive officers are required to report periodically their ownership of SCBT Financial Corporation stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of forms 3, 4 and 5 and written representations made to the Company, it appears, except as discussed below, that all such reports for these persons were filed in a timely fashion in 2003.

     On October 17, 2003, Cathy C. Yeadon, a director, exercised 550 options to purchase common stock. This transaction report was not filed until October 22, 2003 on Form 4. On October 29, 2003, James A. Shuford, III, an executive officer, sold 640 shares of common stock. This transaction report was not filed until November 24, 2003. Also, the forms filed on behalf of Thomas E. Suggs, a director, understated Mr. Suggs' stock ownership due to an inadvertent under-reporting of beneficial ownership.

                             INDEPENDENT ACCOUNTANTS

     The board of directors, upon the recommendation of the audit committee, has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2004, subject to ratification by the Company's shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process, including internal controls, on behalf of the board of directors. The Committee is composed of four directors of the Company, each of whom is independent as defined by the rules of The Nasdaq Stock Market applicable to directors who serve on the Audit Committee. In January 2004, the board of directors amended the audit committee charter to comply with the new requirements regarding audit committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market. A copy of the amended charter is attached to this Proxy Statement as Appendix B.

     Management has the primary responsibility for the financial statements, internal controls, and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In the context of these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the December 31, 2003 audited financial statements. The Audit Committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussion with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent auditor's provision of nonaudit services, as set forth in "Audit and Other Fees" below, is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the Audit Committee has determined to recommend to the board of directors that the audited financial statements should be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                              o AUDIT COMMITTEE o

M. Oswald Fogle, Chairman        Luther J. Battiste, III      Ralph W. Norman

                            John W. Williamson, III

                              AUDIT AND OTHER FEES

     The following listing presents the aggregate fees billed by J. W. Hunt and Company, LLP, the Company's independent auditor, during 2003 and 2002 for (i) audit fees, (ii) audit-related fees, (iii) tax fees and (iv) all other fees:

     ----------------------------------------------------------------------
                                          2003                    2002
     ----------------------------------------------------------------------
      Audit Fees                        $165,886              $142,829
     ----------------------------------------------------------------------
      Audit Related Fees (1)              18,164                 4,377
     ----------------------------------------------------------------------
      Tax Fees (2)                        26,576                26,252
     ----------------------------------------------------------------------
      All Other Fees (3)                  21,409                35,569
     ----------------------------------------------------------------------

     1) Audit-related fees are for services rendered in connection with attesting to internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

     (2) Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and review of various tax-related issues that affect the Company.

     (3) All other fees are for services rendered in connection with collateral reviews required by the Federal Home Loan Bank of Atlanta and accounting research related to actual or proposed transactions that involve unusual or complex elements.

PRE-APPROVAL POLICY

     The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any preapproval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee did not fail to pre-approve any of the services provided by J. W. Hunt & Company during 2003.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: John L. Phillips, Senior Accountant.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Colden R. Battey, Jr., a director, is a partner in the law firm of Harvey and Battey, PA, which South Carolina Bank and Trust, N.A. engaged as counsel for certain transactions during 2003 and may engage during the current fiscal year. Mr. Battey also has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A. in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $136,800. No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this Proxy Statement.
                                 OTHER BUSINESS

     The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                   APPENDIX A

                           SCBT FINANCIAL CORPORATION
                              STOCK INCENTIVE PLAN
                                    ARTICLE I


DEFINITIONS

1.1 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Grant or an Award issued to such Participant.


1.2  Award means an award of Common Stock, Restricted Stock or Phantom Stock.

1.3  Board means the board of directors of the Company.

1.4 Change of Control means and shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than a tax-qualified retirement plan maintained by the Company under the Code, becomes the beneficial owner (as such term is used for purposes of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the outstanding shares of capital stock of the Company; (ii) there occurs any merger, share exchange, consolidation or reorganization to which the Company is a party and pursuant to which the Company is not the surviving entity, or the sale of all or substantially all of the assets of the Company or SCBT; or (iii) there occurs a change of control of the Company of the nature that would be required to be reported in response to
     Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act.

1.5  Code means the Internal Revenue Code of 1986, as amended.

1.6 Committee means the compensation committee of the Board or such other committee of the Board as it may designate.

1.7  Common Stock means the common stock of the Company.

1.8  Company means SCBT Financial Corporation.

1.9 Eligible Individuals mean directors, officers and employees of the Company or any of its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or any of its Subsidiaries.

1.10 Exchange Act means the Securities Exchange Act of 1934, as amended.

1.11 Exercise Price means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided, however, that in the case of an Option that is an Incentive Stock Option, the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the date of Grant.

1.12 Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on The Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     (ii) If the Common Stock is at the time traded on The Nasdaq National Market, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question (or, if there is no closing sales price on such day, on the next preceding business day on which there is a closing sales price), as such price is reported by the National Association of Securities Dealers on The Nasdaq National Market.

     (iii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question (or, if there is no closing sales price on such day, on the next preceding business day on which there is a closing sales price) on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

1.13 Grant means the grant of an Option or a SAR.

1.14 Incentive Stock Option means an Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code.

1.15 Non-Qualified Stock Option means an Option other than an Incentive Stock Option.

1.16 Option means an instrument that entitles the holder to purchase from the Company a stated number of shares of Common Stock at a designated Exercise Price.

1.17 Participant means an Eligible Individual who has received a Grant or an Award.

1.18 Phantom Stock means a bookkeeping entry made by the Company on behalf of a Participant by which the Participant's account is credited (but not necessarily funded) with the dollar amount attributable to the value of a specified number of shares of Common Stock.

1.19 Plan means the SCBT Financial Corporation Stock Incentive Plan.

1.20 Restricted Stock means shares of Common Stock awarded to a Participant pursuant to this Plan, other than in connection with the exercise of an Option or SAR or the settlement of Phantom Stock, whereby such shares of Common Stock are subject to a risk of forfeiture or other restrictions determined by the Committee.

1.21 Rule 16b-3 means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.

1.22 SAR means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of shares of Common Stock at the time of exercise, and
     (ii) the Exercise Price for such shares as established by the Committee.

1.23 SCBT means South Carolina Bank and Trust, N.A., a national banking association and Subsidiary of the Company.

1.24 Securities Broker means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to this Plan.

1.25 Stock Exchange means either the American Stock Exchange or the New York Stock Exchange.

1.26 Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the chain (other than the last corporation) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE II

PURPOSES

This Plan has been established to attract and retain Eligible Individuals, to motivate Participants by means of appropriate incentives to achieve the goals of the Company, and to provide incentive compensation opportunities that are competitive with those of other similar companies. The Plan is intended to assist the Company in recruiting and retaining the service of Eligible Individuals by enabling them to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options and SARs and the award of Common Stock, Restricted Stock and Phantom Stock.

                                   ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee, which shall be composed of not less than two directors. The Committee shall have plenary authority to make Grants and Awards to Eligible Individuals pursuant to the terms of the Plan.

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to take the following actions: (i) select the Eligible Individuals who shall receive Grants or Awards; (ii) determine the number of shares of Common Stock to be covered by each Grant or Award; (iii) determine the terms and conditions of any Grant or Award made hereunder, including, but not limited to, the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine; and (iv) modify, amend or adjust the terms and conditions of any Grant or Award, at any time or from time to time.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Grant or Award issued under the Plan (and any Agreement relating thereto) and to otherwise supervise the administration of the Plan.

Any determination made by the Committee with respect to any Grant or Award shall be made in the sole discretion of the Committee at the time of the Grant or Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

Any authority granted to the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

                                   ARTICLE IV

TERMS OF GRANTS AND AWARDS

4.1 Eligibility. Any Eligible Individual may receive one or more Grants or Awards, or any combination or type thereof, as determined by the Committee.

4.2 Grants and Awards. Each Grant and Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee will specify the number of shares of Common Stock subject to each Grant or Award and the Exercise Price (if applicable). All Grants or Awards issued under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt.

4.3 Reload Options. The Committee shall have the authority to specify at the time of a Grant that a Participant shall be granted the right to a further Non-Qualified Stock Option (a "Reload Option") in the event such Participant exercises all or a part of an Option, including a Reload Option (an "Original Option"), by surrendering already owned shares of Common Stock in full or partial payment of the Exercise Price for such Original Option in accordance with the terms of this Plan. Each Reload Option shall be granted on the date of exercise of the Original Option, shall cover a number of shares of Common Stock not exceeding the whole number of shares of Common Stock surrendered in payment of the Exercise Price for such Original Option, shall have an Exercise Price equal to the Fair Market Value on the date of Grant of such Reload Option, shall expire on the stated expiration date of the Original Option and shall be subject to such other terms and conditions as the Committee may determine.

4.4 Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, Options, SARs and Phantom Stock shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Option, SAR and Phantom Stock award shall be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.

                                    ARTICLE V

STOCK SUBJECT TO PLAN

The maximum number of shares of Common Stock available for Grants and Awards under the Plan shall be 600,000. Such maximum number of shares of Common Stock is subject to adjustment as provided in Article IX. If any Grant or Award is forfeited, terminates or fails to vest before the Participant receives the full and unrestricted benefits of ownership of the underlying Common Stock (other than voting rights and the right to receive dividends with respect to Restricted Stock), or if any Option or SAR terminates without being exercised or any Phantom Stock award payable in shares of Common Stock terminates without being settled, or if any Grant or Award is paid in cash, shares of Common Stock subject to such Grant or Award shall become available for issuance in connection with other Grants and Awards under the Plan.

Subject to Article IX, the following additional limitations are imposed under the Plan:

     (i) The maximum number of shares of Common Stock that may be issued in connection with Options intended to be Incentive Stock Options shall be 600,000 shares;

     (ii) For Grants and Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 50,000 shares of Common Stock may be subject to such Grants and Awards made to any one individual during any one calendar-year period. If delivery of shares of Common Stock is deferred after they have been earned in connection with a Grant or an Award, any additional shares attributable to dividends during the deferral period shall be disregarded. If an Option is issued in tandem with a SAR, such that the exercise of the Option or SAR with respect to a share of Common Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this paragraph (ii).

                                   ARTICLE VI

OPTIONS AND SARS

6.1 Grants. The Committee may designate Eligible Individuals to whom Grants of Options or SARs may be made and will specify the number of shares of Common Stock covered by the Grant and the Exercise Price thereof. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option.

6.2  Incentive Stock Options and Non-Qualified Stock Options.

     (a) The Committee will designate at the time an Option is granted whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of any such designation, such Option shall be treated as a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under
          Section 422 of the Code, and any such Option that fails to so qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Grant provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

     (b) The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Incentive Stock Options granted to any Participant under the Plan (or any other option plan of the Company or any Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000. To the extent a Participant holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are granted.

6.3 Vesting. The Committee may prescribe that a Participant's rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as set forth in the applicable Agreement and as determined by the Committee in its sole discretion.

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

6.4 Exercise. The period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant; provided, however that an Incentive Stock Option and related SAR shall not be exercisable after the expiration of 10 years from the date the Incentive Stock Option was granted. Subject to the terms of this Plan, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided, however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per share of Common Stock exceeds the Exercise Price per share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with the Plan and the corresponding Agreement with respect to remaining shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of shares with respect to which the SAR is exercised.

6.5 Payment. Unless otherwise provided in an Agreement evidencing a Grant, payment of the Exercise Price in connection with the exercise of an Option or SAR shall be made in cash. With the consent of the Committee, payment of all or part of the Exercise Price may be made by surrendering already-owned shares of Common Stock to the Company, provided the shares surrendered shall have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than the portion of the Exercise Price being paid with shares of Common Stock. In addition, the Committee may establish such payment or other terms as it may deem to be appropriate and consistent with these purposes.

6.6 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares of Common Stock subject to an Option or a SAR until such Option or SAR is exercised and such shares are issued.

6.7 Settlement. Except as set forth in an Agreement evidencing a Grant, the Company's obligation with respect to Options and SARs that are exercised may be satisfied through cash payments, the delivery of Common Stock or any combination thereof as the Committee shall determine. Such obligation may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents. No fractional shares shall be delivered upon the exercise of an Option or a SAR, but a cash payment will be made in lieu thereof.

6.8 Cashless Exercise. To the extent permitted under applicable laws and regulations, at the request of the Participant and with the consent of the Committee, the Company shall cooperate in a "cashless exercise" of a granted Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Common Stock to cover the costs and expenses associated therewith.

                                   ARTICLE VII

COMMON STOCK AND RESTRICTED STOCK

7.1 Award. The Committee may designate Eligible Individuals to whom an Award of Common Stock or Restricted Stock is to be made and will specify the number of shares of Common Stock covered by such Award. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

7.2 Vesting. The Committee may prescribe that a Participant's rights in Restricted Stock shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as set forth in the applicable Agreement and as determined by the Committee in its sole discretion. The Committee also may award Common Stock to a Participant that is not forfeitable and is free of any restrictions on transferability.

7.3 Shareholder Rights. Prior to the time that shares of Restricted Stock have fully vested and become transferable, a Participant will have all rights of a shareholder with respect to such shares of Restricted Stock, including the right to receive dividends and vote the shares; provided, however, that
     (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares of Restricted Stock, (ii) the Company shall retain custody of the certificates evidencing such shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Award of Restricted Stock.

                                  ARTICLE VIII

PHANTOM STOCK

8.1 Award. The Committee may designate Eligible Individuals to whom Awards of Phantom Stock may be made and will specify the number of shares of Common Stock deemed to be covered by the Award.

8.2 Vesting. The Committee may prescribe such terms and conditions under which a Participant's right to receive payments attributable to Phantom Stock shall become vested.

8.3 Shareholder Rights. A Participant who has received an Award of Phantom Stock shall have no rights of a shareholder with respect to such Phantom Stock. However, an Agreement with respect to Phantom Stock may provide for the crediting of a Participant's Phantom Stock account with cash or stock dividends declared with respect to Common Stock represented by such Phantom Stock.

8.4 Settlement. Except as set forth in an Agreement evidencing a Phantom Stock award, the Corporation's obligation with respect to a Phantom Stock award that is being settled may be satisfied through cash payments, the delivery of Common Stock or any combination thereof as the Committee shall determine. Such obligation may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Phantom Stock payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Common Stock equivalents.

                                   ARTICLE IX

ADJUSTMENT UPON CHANGE IN COMMON STOCK

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, statutory share exchange, consolidation, split-up, spin-off, or other combination or exchange of shares), the Committee may make such adjustments as are necessary to preserve the benefits or potential benefits of Grants and Awards under the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Grants and Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable. Any determination made under this
Article IX by the Committee shall be final and conclusive.

                                    ARTICLE X

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Grant shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all stock exchanges or markets on which shares of Common Stock may be listed. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Grant is exercised or an Award is issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Grant shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

GENERAL PROVISIONS

11.1 Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. The Plan does not constitute a contract of employment, and selection as a Participant will not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

11.2 Tax Withholding. All issuances, payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

11.3 Unfunded Plan. No Grant or Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by a Grant or an Award under this Plan.

11.4 Change of Control.

     (a) Immediately prior to consummation of a Change of Control, (i) all outstanding Options and SARs shall become fully exercisable, (ii) all outstanding Restricted Stock shall become fully vested and transferable, and (iii) all outstanding Phantom Stock shall become fully vested and payable in full. The Committee shall, in its sole and absolute discretion, establish such terms and conditions as may be required to permit a Participant to exercise an Option or SAR that shall terminate in connection with a Change of Control.

     (b) Unless otherwise determined by the Committee, immediately after consummation of a Change of Control in which the Company is not the surviving entity, (i) all outstanding Options and SARs, to the extent not exercised, shall terminate and cease to be outstanding and (ii) all Phantom Stock shall be settled in cash as promptly as practicable.

     (c) Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is the surviving entity, all Grants and Awards shall remain outstanding in full force and effect on the same terms and conditions.

     (d) The Committee may, in its sole and absolute discretion in connection with a Change of Control:

          (i) cancel any outstanding Options or SARs and pay or deliver, or cause to be paid or delivered, to the Participant an amount in cash or securities having a value (as determined by the Committee) equal to the product of (A) the number of shares of Common Stock subject to the Option or SAR, and (B) the amount, if any, by which (I) the formula or fixed price per share paid to holders of Common Stock pursuant to such Change of Control (if applicable), exceeds (II) the Exercise Price of such Option or SAR; and

          (ii) cancel any outstanding Phantom Stock and pay or deliver, or cause to be paid or delivered, to the Participant an amount in cash or securities having a value equal to the product of (A) the number of shares of Common Stock covered by the Phantom Stock, and (B) the formula or fixed price per share paid to holders of Common Stock pursuant to such Change of Control (if applicable).

11.5 Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.6 Amendment. The Board may amend or terminate this Plan at any time and from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares of Common Stock that may be issued pursuant to Grants and Awards, (ii) materially increases the benefits to Participants under the Plan, or (iii) materially changes the class of Eligible Individuals. In addition, no amendment of this Plan may become effective until shareholder approval is obtained if such approval is required by the rules and regulations of the stock exchange or market on which shares of Common Stock are then traded or by applicable law (including the Code). No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Grant or Award outstanding at the time such amendment is made, except such an amendment made to cause Grants and Awards under the Plan to qualify for the exemption provided by Rule 16b-3. No amendment shall be made if it would disqualify Grants and Awards under the Plan from the exemption provided by Rule 16b-3. The Committee may amend the terms of any Grant or Award theretofore issued under this Plan, prospectively or retrospectively, and include in such amendment the right of the Company to pay a Participant cash in lieu of shares of Common Stock upon the termination (by exercise or otherwise) or settlement of a Grant or Award, but no such amendment shall impair the rights of any Participant without the Participant's consent except such an amendment made to cause the Plan, or any Grant or Award, to qualify for the exemption provided by Rule 16b-3.

11.7 Effective Date. The Plan shall become effective when adopted by the Board, but the effectiveness of each Grant and Award made or issued prior to the approval of this Plan by the Company's shareholders shall be contingent on such shareholder approval. Additionally, no Incentive Stock Option shall be deemed to have been granted unless and until this Plan is approved by the Company's shareholders.

11.8 Duration of Plan. No Grant or Award may be issued under this Plan before January 15, 2004, or after January 15, 2014; provided, however, that a Grant of a Reload Option may be issued after January 15, 2014, upon the exercise of an Original Option. All Grants and Awards outstanding as of January 15, 2014 shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Grants and Awards.

                                   APPENDIX B

                              AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                       (Effective as of January 15, 2004)

I. PURPOSE

     (a) The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors of the Corporation in overseeing (a) the Corporation's accounting and financial reporting processes generally, (b) the audits of the Corporation's financial statements, and (c) the Corporation's systems of internal controls regarding finance and accounting.

     (b) It shall not be the duty of the Committee to plan or conduct audits or determine that the Corporation's financial statements are complete and accurate or that they have been prepared in accordance with generally accepted accounting principles, each of which shall be the responsibility of management and the independent accountants. In discharging their duties, the members of the Committee shall be entitled to rely on information, opinions, reports, and statements, including financial statements and other financial data, prepared or presented by, among others, the Corporation's management and independent accountants to the extent permitted by Section 33-8-300 of the South Carolina Business Corporation Act of 1988.

     (c) The Corporation's independent accountants shall report directly, and ultimately be accountable, to the Committee, which has the ultimate authority and responsibility to appoint, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval at a meeting of the shareholders of the Corporation). The Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

     (d) The Corporation shall provide appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent accountants for all audit and other services approved by the Committee or pursuant to its policies, (ii) compensation to any advisers employed by the Committee and (iii) ordinary administration expenses of the Committee that are necessary or appropriate to carry out its duties.

II. COMPOSITION

     (a) The Committee shall be comprised of three or more directors as appointed from time to time by the Board of Directors of the Corporation. Each member of the Committee shall meet the independence and competence requirements established by applicable rules and regulations, as determined by the Board of Directors.

     (b) Unless a Chairman of the Committee is appointed by the Board of Directors of the Corporation, the members of the Committee may designate a Chairman by majority vote of the full membership of the Committee.

III. MEETINGS

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management and other persons to attend any meeting and provide information or advice as needed. To foster open communication, the Committee should strive to meet periodically with the Corporation's management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately.

IV. ACTIVITIES

To fulfill its responsibilities and duties, the Committee shall:

 Review of Documents and Reports; Engagement of Advisers; Audit Committee Report
 -------------------------------------------------------------------------------

     (a) Review this Charter at least annually and recommend its revision by the Board of Directors as conditions require.

     (b) Review the Corporation's annual financial statements and accompanying certification, report, opinion or review by the Corporation's independent accountants.

     (c) Review the Corporation's quarterly financial results with management of the Corporation prior to the release of quarterly earnings, and review with the independent accountants the Corporation's financial statements to be included in its Form 10-Q prior to the filing of the Form 10-Q. The Chairman of the Committee may represent the entire Committee for these purposes.

     (d) Have the authority to retain independent legal counsel and other advisers, including accounting or other consultants, to advise the Committee as it determines necessary to carry out its duties, and otherwise to seek information or advice in any manner it deems appropriate.

     (e) To the extent required by the rules of the Securities and Exchange Commission, provide a report of the Committee in each proxy statement of the Corporation, which report shall contain the information required to be set forth therein by the Securities and Exchange Commission and such other disclosures as the Committee may deem to be necessary or advisable. Under the rules of the Securities and Exchange Commission in effect as of the effective date of the adoption of this Amended and Restated Charter, such report must appear over the names of each Committee member and must:

          (i) State whether the Committee has reviewed and discussed the audited financial statements with management;

          (ii) Represent that the Committee has discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with the Audit Committee;

          (iii) Represent that the Committee has received the written disclosures and the letter from the Corporation's independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants their independence; and

          (iv) State whether, based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K filed with the Securities and Exchange Commission. Independent Accountants

     (f) Select the Corporation's independent accountants, considering their independence and effectiveness, discuss with the independent accountants the scope of their proposed audit for each fiscal year, and approve the compensation to be paid to such independent accountants.

     (g) Review the qualifications, performance and independence of the Corporation's independent accountants, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountant's independence. In such review, the Committee may take into account the opinions of management and the internal auditors.

     (h) Periodically consult with the independent accountants, out of the presence of management, about the Corporation's internal controls and the Corporation's financial statements.

     (i) Preapprove all auditing services and permitted non-audit services (including fees and terms thereof) to be performed by the independent accountants for the Corporation, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that any decision of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

     (j) At least annually, request from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and take appropriate action to oversee the independence of the independent accountant.

                           Internal Auditing Processes
                           ---------------------------

     (k) Recommend to the Board of Directors the appointment of a Director of Internal Audit, annually review the performance of the Director of Internal Audit, and recommend to the Board of Directors any proposed change with respect to the Director of Internal Audit if and when circumstances warrant.

     (l) Periodically consult with the Director of Internal Audit regarding the internal audit process and the effectiveness and reliability of the Corporation's internal accounting controls.

     (m) Consider, in consultation with the independent accountants and the internal auditors, the audit scope and plan of the internal auditors.

     (n) Review the regular internal reports to management prepared by the internal auditing department, including management's responses thereto. The Chairman of the Committee may represent the entire Committee for this purpose.

     (o) Periodically consider and review with management and the internal auditors:

          (i) Significant findings by the internal auditors during the year and management's responses thereto;

          (ii) Any difficulties encountered in the course of any audits by the internal auditors, including any restrictions on the scope of their work or access to required information;

          (iii) Any changes required in the planned scope of the audit plan by the internal auditors; and

          (iv)  The internal audit department budget and staffing.

                         Financial Reporting Processes
                         -----------------------------

     (p) In consultation with the Corporation's independent accountants and the Director of Internal Audit, review the integrity and adequacy of the Corporation's financial reporting processes, both internal and external.

     (q) Discuss with the Corporation's independent accountants their judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

     (r) Review and discuss reports from the independent accountants on: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and (iii) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

     (s) Consider and review with the independent accountants any significant findings and recommendations of such independent accountants together with management's responses thereto.

     (t) Consider, and approve if appropriate, any significant changes to the Corporation's auditing and accounting principles and practices suggested by the Corporation's independent accountants, Director of Internal Audit or management.

                               Process Improvement
                               -------------------

     (u) Facilitate the reporting to the Committee by both management and the independent accountants of any signifycant judgments made in the preparation of the financial statements and the view of both groups as to the appropriateness of such judgments.

     (v) After completion of the annual audit, review separately with the Corporation's management, Director of Internal Audit and independent accountants any signifycant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     (w) Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the fynancial statements.

     (x) Review with the independent accountants, Director of Internal Audit and management the extent to which any changes or improvements in fynancial or accounting practices that have been approved by the Committee have been implemented.

                                  Miscellaneous
                                  -------------

     (y) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (z) Report Committee activities to the Board of Directors, and make such recommendations as the Committee deems appropriate.

     (aa) Receive reports regarding, and review, any "related party transactions," as defined by applicable rules and regulations, and determine whether to ratify or approve such transactions.

     (bb) Approve any report to be included in the Corporation's annual report or proxy statement that describes the Committee's composition and responsibilities and how they were discharged.

     (cc) Conduct and present to the Board of Directors an annual evaluation of the Committee's performance.

     (dd) Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law that the Committee or the Board of Directors may deem necessary or appropriate.

Approved by the Board of Directors of the Corporation the 15th day of January, 2004.


Attested to by: /s/ James C. Hunter, Jr.
                --------------------------
                James C. Hunter, Jr.
                Secretary

PROXY

                           SCBT FINANCIAL CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR 2004 ANNUAL MEETING OF SHAREHOLDERS


     C. John Hipp, III and Richard C. Mathis, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 27, 2004, and at any adjournment thereof, as follows:

1.   ELECTION OF DIRECTORS:

     Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, John W. Williamson, III, Cathy Cox Yeadon


     [_] FOR all nominees listed above         [_] WITHHOLD AUTHORITY to vote
         (except any I have written below)         for all nominees listed above


     INSTRUCTION: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line below.

================================================================================


2.   PROPOSAL TO APPROVE THE SCBT FINANCIAL CORPORATION STOCK INCENTIVE PLAN.

     [_] FOR          [_] AGAINST          [_] ABSTAIN



3. PROPOSAL TO RATIFY APPOINTMENT OF J. W. HUNT AND COMPANY, LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS SCBT FINANCIAL CORPORATION'S INDEPENDENT AUDITORS FOR 2004:

     [_] FOR          [_] AGAINST          [_] ABSTAIN







             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

4. AND, IN THE DISCRETION OF SAID AGENTS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AND MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING.

     THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.


                                      Sign exactly as your name or names appear.
                                      When signing in a representative capacity, give title such as Trustee, Personal Representative, or President.

                                      Date: ____________________________, 2004


                                      _______________________________________
                                               Shareholder sign here

                                      _______________________________________
                                                 Co-owner sign here





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